As filed with the Securities and Exchange Commission on March 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1950534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(480) 947-0001

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

AMMO, INC. 2017 Equity Incentive Plan

(Full title of the plans)

Fred Wagenhals

Chairman and Chief Executive Officer

Ammo, Inc.

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(480) 947-0001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Ammo, Inc. (the “Company”), issuable under the employee benefit plan named the Ammo, Inc. 2017 Equity Incentive Plan (the “Plan”) for which a registration statement of the Company on Form S-8 (File Nos. 333-251677 and 333-221132) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. EXHIBITS.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Filed Herewith

3.1	Article of Incorporation	8-K	001-13101	10-26-2018	3.1

3.2	Bylaws	8-K	001-13101	2-09-2017	3.03

4.1	2017 Equity Incentive Plan, as amended					*

5.1	Opinion of Lucosky Brookman LLP					*

23.1	Consent of Pannell Kerr Forster of Texas, P.C.					*

23.2	Consent of Lucosky Brookman, LLP (included in Exhibit 5.1)					*

24.1	Power of Attorney (included on signature page to this Registration Statement)					*

107	Filing Fee Table					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 30th day of March, 2023.

AMMO, Inc.

By	/s/ Fred W. Wagenhals
Fred W. Wagenhals
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Fred Wagenhals and Robert Wiley as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Fred W. Wagenhals	Chief Executive Officer and Chairman	March 30, 2023
Fred W. Wagenhals	(principal executive officer)

/s/ Robert D. Wiley	Chief Financial Officer	March 30, 2023
Robert D. Wiley	(principal financial officer and principal accounting officer)

/s/ Randy E. Luth	Director	March 30, 2023
Randy E. Luth

/s/ Harry S. Markley	Director	March 30, 2023
Harry S. Markley

/s/ Russell W. Wallace, Jr.	Director	March 30, 2023
Russell W. Wallace, Jr.

/s/ Jessica M. Lockett	Director	March 30, 2023
Jessica M. Lockett

/s/ Richard R. Childress	Director	March 30, 2023
Richard R. Childress

/s/ Steven F. Urvan	Director	March 30, 2023
Steven F. Urvan

/s/ Wayne Walker	Director	March 30, 2023
Wayne Walker

/s/ Christos Tsentas	Director	March 30, 2023
Christos Tsentas